UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Prior Independent Registered Public Accounting Firm

On September 15, 2025, VSee Health Inc., a Delaware Corporation (the “Company”), and the Company’s board of directors (the “Board”) notified WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm, of its decision to dismiss Withum as the Company’s independent registered public accounting firm, effective immediately. Although their audit was not designed to identify or detect violations of law or fraud, Withum’s dismissal was not a result of any violation of law or fraud of the Company identified during its audit procedures to date. Withum served as the Company’s independent registered public accounting firm since 2024.

The report of Withum on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for the inclusion of an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

Additionally, during the fiscal year ended December 31, 2024, as well as subsequent interim periods preceding Withum’s dismissal, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Withum with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statement with respect to such period, and there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2024.

The Company provided Withum with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Withum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Withum agrees with the above disclosures in this Item 4.01. A copy of the letter from Withum dated October 13, 2025, is attached hereto as Exhibit 16.1.

Appointment of New Independent Registered Public Accountant

On September 18, 2025, following a competitive review process conducted by the Audit Committee of the Board, the Audit Committee approved the engagement of WWC, P.C. (“WWC”) effective immediately as the Company’s new independent registered public accounting firm for the audit of the Company’s financial statements for the fiscal year ending December 31, 2025, and for the review of the interim financial information for the quarters ending March 31, 2025, June 30, 2025 and September 30, 2025.

During the fiscal years ended December 31, 2023 and 2024, and the subsequent interim periods through the date of WWC’s appointment, neither the Company nor anyone on its behalf has consulted with WWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that WWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated October 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2025	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer

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